Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of substantially all of the assets of Keytroller, LLC, a Florida limited liability company (“Keytroller”) by I.D. Systems, Inc. (“ID Systems”), and the related financing transactions. We financed the acquisition, inclusive of related fees and expenses, with the net proceeds from an underwritten public offering.

The unaudited pro forma condensed combined balance sheet has been derived from the historical consolidated balance sheets of ID Systems and Keytroller as of March 31, 2017, to give effect to the Keytroller acquisition as if it had occurred on that date. The unaudited pro forma condensed combined statements of operations have been derived from the historical statements of operations of ID Systems and Keytroller for the three months ended March 31, 2017 and 2016, and the year ended December 31, 2016, and give effect to the consummation of the acquisition as if it had occurred on January 1, 2016.

The pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with ID Systems treated as the acquirer and Keytroller as the acquiree. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma condensed combined financial statements and ID Systems’ future results of operations and financial position.

Pro forma adjustments related to the balance sheet reflect the preliminary allocation of the purchase price to Keytroller’s assets and liabilities based on a preliminary estimate of their fair values and financing adjustments. Pro forma adjustments to the statements of operations reflect acquisition accounting adjustments and financing adjustments. The pro forma condensed combined financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Keytroller acquisition.

The pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of ID Systems would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the pro forma condensed combined financial statements and the audited and unaudited interim consolidated financial statements and accompanying notes of ID Systems and Keytroller incorporated by reference herein.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following information:

●	Notes to the unaudited pro forma condensed combined financial statements;

●	ID Systems’ Current Report on Form 8-K filed on August 1, 2017, including the related exhibit;

●	Audited consolidated financial statements of ID Systems for the year ended December 31, 2016, which are included in ID Systems’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC;

●	Unaudited interim condensed consolidated financial statements of ID Systems as of March 31, 2017 and the three months then ended, which are included in ID Systems’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC;

●	Audited financial statements of Keytroller for the year ended December 31, 2016, which are included in ID Systems’ Current Report on Form 8-K filed on October 13, 2017;

●	Unaudited interim condensed financial statements of Keytroller as of and for the three months ended March 31, 2017, which are included in ID Systems’ Current Report on Form 8-K filed on October 13, 2017.

See notes to the financial statements.

1

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

	ID Systems Historical	Keytroller, LLC Historical	Acquisition adjustments	Note reference	Financing adjustments (Note 3)	Pro forma combined

ASSETS
Current Assets:
Cash and cash equivalents	$6,667,000	$537,000	$(7,635,000)	4a, 4c	$16,255,000	$15,824,000
Restricted cash	305,000	-	-		-	305,000
Investments - short term	136,000	340,000	(340,000)	4d	-	136,000
Accounts receivable, net	9,453,000	666,000	-		-	10,119,000
Financing receivables - current, net	1,738,000	-	-		-	1,738,000
Inventories, net	3,096,000	964,000	-		-	4,060,000
Deferred costs - current	4,542,000	-	-		-	4,542,000
Prepaid expenses and other current assets	3,106,000	21,000	(21,000)	4e	-	3,106,000
Total current assets	29,043,000	2,528,000	(7,996,000)		16,255,000	39,830,000
Investments - long term	1,467,000	-	-		-	1,467,000
Financing receivables - less current portion	2,101,000	-	-		-	2,101,000
Deferred costs - less current portion	5,693,000	-	-		-	5,693,000
Fixed assets, net	3,021,000	171,000	(132,000)	4f	-	3,060,000
Goodwill	1,837,000	-	5,249,000	4k	-	7,086,000
Intangible assets, net	673,000	-	5,086,000	4j	-	5,759,000
Other assets	165,000	-	-		-	165,000
Total assets	$44,000,000	$2,699,000	$2,207,000		$16,255,000	$65,161,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$1,267,000	$45,000	$(45,000)	4g	$-	$1,267,000
Accounts payable and accrued expenses	6,452,000	244,000	(21,000)	4h	-	6,675,000
Deferred revenue - current	11,095,000	-	-		-	11,095,000
Accrued contingent consideration			1,868,000	4a		1,868,000
Total current liabilities	18,814,000	289,000	1,802,000		-	20,905,000
Deferred rent	351,000	-	-		-	351,000
Deferred revenue - less current portion	9,073,000	-	-		-	9,073,000
Accrued contingent consideration			815,000	4a		815,000
Total liabilities	28,238,000	289,000	2,617,000			31,144,000

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock	-		-		-	-
Common stock	132,000		3,000	4a	30,000	165,000
Additional paid-in-capital	113,719,000		1,997,000	4a	16,225,000	131,941,000
Accumulated deficit	(93,384,000)		-		-	(93,384,000)
Accumulated other comprehensive loss	(119,000)		-		-	(119,000)
Treasury stock, at cost	(4,586,000)		-		-	(4,586,000)
Members’ equity	-	2,410,000	(2,410,000)	4i	-	-
Total stockholders’ equity	15,762,000	2,410,000	(410,000)		16,255,000	34,017,000
Total liabilities and stockholders’ equity	$44,000,000	$2,699,000	$2,207,000		$16,255,000	$65,161,000

See notes to the financial statements.

2

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2017

	ID Systems Historical	Keytroller, LLC Historical	Acquisition adjustments	Note reference	Financing Adjustments (Note 3)	Note reference	Pro forma combined

Net sales	$7,999,000	$1,599,000	-		-		$9,598,000
Cost of sales	3,849,000	716,000	-		-		4,565,000
Gross profit	4,150,000	883,000	-		-		5,033,000

Selling, general and administrative expenses	4,782,000	458,000	$144,000	5a	-		5,384,000
Research and development expenses	1,238,000	-	-		-		1,238,000
(Loss) income from operations	(1,870,000)	425,000	(144,000)		-		(1,589,000)
Interest income	56,000	-	-		-		56,000
Interest expense	(73,000)	-	-		-		(73,000)
Other income, net	1,000	14,000	-		-		15,000
(Loss) income before provision for income taxes	(1,886,000)	439,000	(144,000)		-		(1,591,000)
Provision for income taxes	-	-	(39,000)	5b	-		(39,000)
Net (loss) income	$(1,886,000)	$439,000	$(183,00)		-		$(1,630,000)
Net loss per share – basic and diluted	(0.14)				-		$(0.10)
Weighted average common shares outstanding - basic and diluted	13,261,000		296,000	1	3,000,000		16,557,000

See notes to the financial statements.

3

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

	ID Systems Historical	Keytroller, LLC Historical	Acquisition adjustments	Note reference	Financing Adjustments (Note 3)	Note reference	Pro forma combined

Net sales	$36,822,000	$6,624,000	-		-		$43,446,000
Cost of sales	18,528,000	2,923,000	-		-		21,451,000
Gross profit	18,294,000	3,701,000	-		-		21,995,000
Selling, general and administrative expenses	20,126,000	2,261,000	$577,000	5a			22,964,000
Research and development expenses	4,536,000	-	-		-		4,536,000
(Loss) income from operations	(6,368,000)	1,440,000	(577,000)		-		(5,505,000)
Interest income	285,000	-	-		-		285,000
Interest expense	(293,000)	-	-		-		(293,000)
Other income, net	6,000	43,000			-	3	49,000
(Loss) Income before provision for income taxes	(6,370,000)	1,483,000	(577,000)		-		(5,464,000)
Provision for income taxes	-	-	(157,000)	5b	-		(157,000)
Net (loss) income	$(6,370,000)	$1,483,000	$(734,000)		-		$(5,621,000)
Net loss per share – basic and diluted	(0.49)	-			-		$(0.35)
Weighted average common shares outstanding - basic and diluted	12,984,000	-	296,000	1	3,000,000		$16,280,000

See notes to the financial statements.

4

1. Description of the Transaction

On July 31, 2017, I.D. Systems, Inc. (the “Company”), together with its wholly-owned subsidiary Keytroller, LLC, a Delaware limited liability company (the “Purchaser”), completed the acquisition of substantially all of the assets Keytroller, LLC, a Florida limited liability company (“Keytroller”), pursuant to an asset purchase agreement (the “Purchase Agreement”) by and among the Company, the Purchaser, Keytroller and the principals of Keytroller party thereto (the “Acquisition”).

Consideration for the Acquisition included (i) $7,098,215.99 in cash paid at closing, (ii) 295,902 shares of our common stock issued at closing, (iii) up to a total of $3 million of shares of our common stock as earn-out payments, computed based on a per share price equal to the volume weighted average price of our common stock on the NASDAQ Global Market during the ten consecutive trading days ending on the third trading day prior to the closing date, based on the performance of the acquired business for the two years following closing, and (iv) the assumption of certain liabilities of Keytroller.

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Keytroller as if it occurred on March 31, 2017. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Keytroller are based on the estimated fair value of the assets and liabilities of Keytroller. The pro forma condensed combined statements of income for the three months ended March 31, 2017 and the year ended December 31, 2016 gives effect to the Keytroller acquisition as if it occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and is based on the historical financial information of the Company and Keytroller. The acquisition method of accounting, in accordance with ASC 805, “Business Combinations” (ASC 805) requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC 820, “Fair Value Measurement” (ASC 820). As the accounting acquirer, the Company will estimate the fair value of Keytroller’s assets acquired and liabilities assumed. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of income, are expected to have a continuing impact on the consolidated results.

Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could lead to different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

3. Financing Transactions

The Company funded the cash portion of the transaction with a portion of the net proceeds from an underwritten public offering consisting of 2,608,695 shares of common stock at a price per share of $5.75 that closed on July 17, 2017. In addition, the underwriters of the public offering exercised in full their option to purchase an additional 391,304 shares of common stock. Including this option exercise, the aggregate gross proceeds from the offering of a total of 2,999,999 shares of common stock, before deducting discounts and commissions and offering expenses, were approximately $17.3 million. Net proceeds from the public offering were approximately $16.3 million. The Company intends to use the remaining portion of the net proceeds for general corporate purposes.

5

4. Preliminary Purchase Price Adjustments

The estimated pro forma adjustments as a result of recording assets acquired and liabilities assumed at their respective fair values in accordance with ASC 805 discussed below are preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Keytroller’s tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the value of assets acquired and liabilities assumed in the estimated pro forma adjustments.

The preliminary consideration and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was January 1, 2017 is presented as follows:

	Amount	Note

Calculation of consideration estimated to be transferred
Consideration to be paid to Keytroller stockholders and equity award holders	$11,781,000	(a)
Fair value of total consideration	11,781,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Book value of Keytroller	$2,410,000	(b)
Less: Excluded assets and liabilities
Cash and cash equivalents	(537,000)	(c)
Investments	(340,000)	(d)
Prepaid expenses and other current assets	(21,000)	(e)
Fixed assets	(132,000)	(f)
Short-term borrowings	45,000	(g)
Accounts payable and accrued expenses	21,000	(h)
	$1,446,000

(a)	Represents consideration transferred to Keytroller members. A summary is as follows:

	Shares	Offering Price per Share	Amount

Cash consideration paid to Keytroller members			$7,098,000
Share consideration related to outstanding equity awards	295,902	$6.76	2,000,000
Fair value of earn-out consideration			2,683,000
Total Consideration			$11,781,000

The Company recorded $2,683,000 of contingent consideration based on the estimated revenues and earnings during the earn-out periods discounted at the weighted-average interest rate. The impact of the potential shares to be issued for the contingent consideration is not included in the computation of pro forma net loss per share.

(i) Adjustment made to remove the historical members’ equity balance of Keytroller.

6

(j) The adjustments reflect the amount necessary to record the estimated fair value of Keytroller’s intangible assets acquired. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. Identifiable intangible assets expected to be acquired consist of the following:

	Estimated Useful Lives (Years)	As of January 1, 2017
		(millions)
Identifiable intangible assets:
Trademark and tradename	10-15	$1,367,000
Customer list	10	3,123,000
Favorable contract interest	4	388,000
Non compete	5	208,000
Pro forma adjustment for estimated fair value of identifiable intangible assets		$5,086,000

Some of the more significant assumptions inherent in the development of intangible asset fair values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of sales, sales and marketing expenses, capital expenditures, and working capital requirements); the discount rate selected to measure inherent risk of future cash flows; the assumed royalty rate utilized; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors.

(k) Goodwill is calculated as the difference between the fair value of the consideration expected to be transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

Currently, no adjustment to the unaudited pro forma condensed combined financial statements has been made as it relates to limitations the combined company might incur under Section 382 of the Code or ASC 740. Furthermore, adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material.

5. Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a) The following adjustments have been made to SG&A expenses:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016

Adjustments to SG&A expenses/(income):
Estimated transaction-related intangible asset amortization	$144,000	$577,000
Total SG&A adjustments	$144,000	$577,000

(b) Provision for income taxes:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016

Adjustment to provision for income taxes:
Estimated transaction-related goodwill tax amortization	$39,000	$157,000
Total provision for income taxes adjustment	$39,000	$157,000

7